Exhibit 99.1

InfuSystem Holdings, Inc. 3851 W. Hamlin Road Rochester Hills, MI 48309 248-291-1210

FOR IMMEDIATE RELEASE
CONTACT:    Joe Dorame, Joe Diaz & Robert Blum
            Lytham Partners, LLC
        602-889-9700

InfuSystem to Report First Quarter 2022 Financial Results on May 5, 2022
Investor Conference Call to be held 9:00 a.m. Eastern Time
Rochester Hills, Michigan, April 28, 2022 — InfuSystem Holdings, Inc. (NYSE American: INFU) (“InfuSystem” or the “Company”), a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers, announced today it will issue first quarter 2022 financial results on Thursday, May 5, 2022, before the market opens.
The Company will also conduct a conference call for all interested parties on Thursday, May 5, 2022 at 9:00 a.m. Eastern Time to discuss its financial results.
To participate in this call, please dial (888) 567-1603 or (862) 298-0702, or listen via a live webcast, which is available in the Investors section of the Company’s website at https://ir.infusystem.com/. A replay of the call will be available by visiting https://ir.infusystem.com/ for the next 90 days or by calling (888) 539-4649 or (754) 333-7735, confirmation code 157114 through Thursday, May 12, 2022.
About InfuSystem Holdings, Inc.
InfuSystem Holdings, Inc. (NYSE American: INFU), is a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers. INFU services are provided under a two-platform model. The lead platform is Integrated Therapy Services (“ITS”), providing the last-mile solution for clinic-to-home healthcare where the continuing treatment involves complex durable medical equipment and services. The ITS segment is comprised of Oncology, Pain Management, Wound Therapy and Lymphedema businesses. The second platform, Durable Medical Equipment Services (“DME Services”), supports the ITS platform and leverages strong service orientation to win incremental business from its direct payer clients. The DME Services segment is comprised of direct payer rentals, pump and consumable sales, and biomedical services and repair. Headquartered in Rochester Hills, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts, Texas and Ontario, Canada.

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